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                                  EXHIBIT 10.1

     Revised form of Supplemental Stock Option Agreement under Registrant's
                 1992 Non-Employee Directors' Stock Option Plan



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Optionee: ________________________     Date: ________________________

                           ISIS PHARMACEUTICALS, INC.
                       SUPPLEMENTAL STOCK OPTION AGREEMENT


Isis Pharmaceuticals, Inc. (the "Company"), pursuant to its 1992 Non-Employee Directors' Stock Option Plan (the "Plan") has this day granted to the undersigned optionee, an option to purchase shares of the common stock of the Company ("Common Stock") as described herein. This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). This option is subject to all of the terms and conditions as set forth herein and on Attachment I hereto, which is incorporated herein in its entirety.

                  Number of Shares Subject to Option: ________

VESTING SCHEDULE:

     Number of Shares (installment)    Date of Earliest Exercise (vesting)
     ___________________               ____________________
     ___________________               ____________________
     ___________________               ____________________
     ___________________               ____________________

Exercise Price Per Share: ________ 1   Expiration Date: ________ 2

Isis Pharmaceuticals, Inc.

By:                                    Optionee:
   -------------------------------              --------------------------
Duly authorized on behalf of
  the Board of Directors               Address:

OPTIONEE:

Acknowledges receipt of the option as described herein and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.


1 Not less than 100% of the fair market value of the Common Stock on the date of grant of this option.
2    Less than 10 years from the date of grant of this option.



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                                  ATTACHMENT I

                       TERMS OF SUPPLEMENTAL STOCK OPTION



     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is set forth on the first page of the Supplemental Stock Option Agreement. Subject to the limitations contained herein, this option shall be exercisable with respect to each installment indicated in the Vesting Schedule set forth on the first page of the Supplemental Stock Option Agreement on or after the date of vesting applicable to such installment.

     2. (i) The Exercise Price of this option is set forth on the first page of Supplemental Stock Option Agreement.

          (ii) Upon exercise of all or any part of each installment which has become exercisable by you, payment of the exercise price per share is due, in full, either (a) in cash (including check), or (b) by delivery of shares of Common Stock that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, or (c) by a combination of such methods of payment.

     3. The minimum number of shares with respect to which this option may be exercised at any one time is 1,000, unless the number of shares available for exercise (that is, the remaining vested shares pursuant to paragraph 1) equals less than 1,000 shares, in which case the minimum number of shares exercised must equal the number of shares then vested.

     4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

     5. The term of this option commences on the date hereof and terminates on the Expiration Date (which date shall be no more than 10 years from the date this option is granted). This option will terminate prior to the expiration of its term as follows: 3 months after the termination of your service as a director with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

          (a) such termination of service is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option will terminate on the earlier of the Expiration Date or 1 year following such termination of service; or

          (b) such termination of service is due to your death, in which event the option will terminate on the earlier of the Expiration Date or 18 months after your death; or



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          (c) during any part of such 3 month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option will not terminate until the earlier of the Expiration Date or until it will have been exercisable for an aggregate period of 3 months after the termination of service; or

          (d) exercise of the option within 3 months after termination of your service with the Company or an affiliate would result in liability under Section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of the Expiration Date, the 10th day after the last date upon which exercise would result in such liability or 6 months and 10 days after the termination of your service to the Company or an affiliate.


     However, this option may be exercised following termination of your service as a non-employee director to the Company or an affiliate of the Company (as defined in the Plan) only as to that number of shares as to which it was exercisable on the date of termination under the provisions of paragraph 1 of this option.

     6. (i) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 6(f) of the Plan.

          (ii) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: the exercise of this option; the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or the disposition of shares acquired upon such exercise.

     7. This option is not transferable except by will or by the laws of descent and distribution, and is exercisable during your lifetime only by you; notwithstanding the foregoing, you may transfer part or all of this option to any of the following:

          (i) your spouse, children (by birth or adoption), stepchildren, grandchildren, or parents;

          (ii) a trust or other entity established solely for your benefit or the benefit of your spouse, children (by birth or adoption), stepchildren, grandchildren, or parents for estate planning purposes; or,

          (iii) an organization which is exempt from taxation under Section 501(c)(3) of the Code or to which tax-deductible charitable contributions may be made under Section 170 of the Code.

     Furthermore, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, will thereafter be entitled to exercise the option.

     8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue as a director of the Company.



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     9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, 5 days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

Attachments:

     1992 Non-Employee Directors' Stock Option Plan
     Notice of Exercise



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